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Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the reference in this Registration Statement on Form S-1 of our report dated September 21, 2011, except for the Note 8 as to which the date is April 18, 2012 and the effects of the reverse stock split as described in Note 1, as to which the date is March 12, 2012, relating to the consolidated financial statements of Lyris, Inc., as of June 30, 2010 and 2011 and for each of the years in the two-year period ended June 30, 2011 appearing, in the Prospectus which is part of this Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

East Palo Alto, CA
May 23, 2012

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  Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM